Exhibit 99.1

Inspire Medical Systems, Inc. Announces Third Quarter 2025
Financial Results and Updates 2025 Outlook

MINNEAPOLIS, MN - November 3, 2025 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire, or the company), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, today reported financial results for the quarter ended September 30, 2025.

Recent Business Highlights
•Generated revenue of $224.5 million in the third quarter of 2025, a 10% increase over the same quarter last year
•Achieved gross margin of 85.8% in the third quarter of 2025
•Net income was $9.9 million in the third quarter of 2025. Adjusted net income was $11.2 million
•Income per share was $0.34 in the third quarter of 2025. Adjusted diluted earnings per share was $0.38
•Generated operating cash flow of $68.5 million for the third quarter of 2025, bringing the year-to-date total to $64.5 million
•Presented Inspire V safety and efficacy data at recent industry meetings
•Completed $50 million in share repurchase

“The Inspire team had a very productive third quarter focusing on the transition to the Inspire V system while delivering very strong results globally,” said Tim Herbert, Chairman and Chief Executive Officer of Inspire Medical Systems. “Further, at recent industry meetings, we presented clinical evidence demonstrating that the Inspire V system offers enhanced performance, building on the strong foundation established by our legacy systems.”

“Patient safety is paramount, and with our Inspire V study in Singapore of 44 patients and the Limited-Market-Release study of over 100 patients in the United States, 100% of patients had a successful device implant,” continued Mr. Herbert. “Device performance was equally impressive starting with a 20% reduction in surgical procedure time, and statistically significant and clinically relevant reductions in disease severity. Recent field experience with the Inspire V system is generating very positive feedback from clinicians, and the team is making excellent progress with the U.S. launch with over 75% of centers ready to transition to Inspire V. We remain laser-focused on execution and with our strong performance and disciplined investments and cost management, we are reaffirming our full year revenue guidance of $900 to $910 million and increasing our diluted net income per share guidance to $0.90 to $1.00, up from $0.40 to $0.50 previously. I am very proud of how our team is executing and I look forward to a strong finish to the year.”

Third Quarter 2025 Financial Results

Revenue was $224.5 million for the third quarter, a 10% increase from $203.2 million in the corresponding prior year period. U.S. revenue for the quarter was $214.4 million, an increase of 9% as compared to the prior year quarter. Third quarter revenue outside the U.S. was $10.1 million, an increase of 37% as compared to the third quarter of 2024.

Gross margin was 85.8% for the third quarter of 2025 compared to 84.1% in the third quarter of 2024. The year-over-year increase was due to higher sales volume and higher Inspire V sales mix, which carries a lower cost of goods sold.

Operating expenses were $183.1 million for the third quarter of 2025, as compared to $156.5 million in the corresponding prior year period, an increase of 17%. This increase primarily reflected patient marketing expenses and general corporate costs, partially offset by a reduction in R&D. Operating expenses also included an additional

$1.3 million in certain litigation-related legal expenses which do not reflect costs associated with our ongoing operations. A reconciliation table has been included at the bottom of this release.

Operating income was $9.6 million for the third quarter of 2025, as compared to $14.3 million in the prior year period.

Net income was $9.9 million for the third quarter of 2025 as compared to $18.5 million in the corresponding prior year period. Adjusted EBITDA for the third quarter of 2025 was $44.0 million as compared to $44.5 million in the corresponding prior year period. The diluted net income for the third quarter of 2025 was $0.34 per share, as compared to $0.60 per share in the prior year period. The adjusted net income for the third quarter of 2025 was $0.38 per share, as compared to $0.60 per share in the prior year period.

As of September 30, 2025, cash, cash equivalents, and investments were $410.9 million compared to $516.5 million on December 31, 2024.

Full Year 2025 Guidance

Inspire is maintaining full year 2025 revenue guidance to be in the range of $900 million to $910 million, which represents growth of 12% to 13% over full year 2024 revenue of $802.8 million.

The company is maintaining its full year 2025 gross margin guidance of 84% to 86%.

Inspire anticipates diluted net income per share guidance for the full year 2025 to be in the range of $0.90 to $1.00. This compares to the prior guidance of $0.40 to $.50 per share.

Webcast and Conference Call

Inspire’s management will host a conference call after market close today, Monday, November 3, 2025, at 5:00 p.m. Eastern Time to discuss these results and answer questions.

To access the conference call, please preregister on
https://register-conf.media-server.com/register/BIcaef92f7ac51467ca25919f83cd3e22e.
Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/7um4yofb/. A replay of the webcast will be available on https://investors.inspiresleep.com starting approximately two hours after the event and archived on the site for two weeks.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA, EU MDR and PDMA-approved neurostimulation technology of its kind that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted net income, Adjusted earnings per share ("EPS"), Adjusted EBITDA, and Adjusted EBITDA margin, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

We define Adjusted net income as net income or loss, plus items that are not indicative of our ongoing operations. Net income is the most directly comparable GAAP financial measure to adjusted net income. Adjusted EPS is calculated as adjusted net income divided by the dilutive weighted average shares outstanding. Diluted EPS is the most directly comparable GAAP financial measure to adjusted EPS. We define Adjusted EBITDA as net income or loss, less interest income, plus interest expense, plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus litigation-related legal expenses and other non-operating expenses less non-operating income. Net income is the most directly comparable GAAP financial measure to Adjusted EBITDA. We define Adjusted EBITDA margin in this release as Adjusted EBITDA divided by revenue. Net income margin is the most directly comparable GAAP measure to Adjusted EBITDA margin. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because we believe they are useful indicators of our operating performance. Management uses these measures principally as measures of our operating performance and for planning purposes, including the preparation of our annual operating plan and financial projections. We believe these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe these non-GAAP financial measures are useful to our management and investors as a measure of comparative operating performance from period to period.

These non-GAAP financial measures should not be considered as an alternative to, or superior to, the most directly comparable GAAP financial measures, as measures of financial performance or cash flows from operations, as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using non-GAAP financial measures on a supplemental basis. Our definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding full year 2025 financial outlook and our expectations regarding the launch of our Inspire V neurostimulation system, including the timeline to complete the full transition to that product. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our history of operating losses and dependency on our Inspire therapy for revenues; commercial success and market acceptance of our Inspire therapy; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire therapy or any future products we may seek to commercialize; competitive companies, technologies and pharmaceuticals in our industry; our involvement in current or future legal disputes or regulatory proceedings; our ability to expand our indications and develop and commercialize additional products and enhancements to our Inspire therapy; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; our ability to accurately forecast customer demand for our Inspire therapy and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire therapy in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; our ability to address quality issues that may arise with our Inspire therapy; our ability to successfully integrate any acquired business, products, or technologies; changes in global macroeconomic trends; challenges experienced by patients in obtaining prior authorization, our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire therapy; our business model and strategic plans for our products, technologies and business, including our implementation thereof; the impact of glucagon-like peptide 1 class of drugs on demand for our Inspire therapy; risks related to information technology and cybersecurity; our ability to commercialize or obtain regulatory approvals for our Inspire therapy, or the effect of delays in commercializing or obtaining regulatory approvals; and FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor & Media Contact
Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443

Inspire Medical Systems, Inc.
Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$224,501	$203,191	$642,904	$563,086
Cost of goods sold	31,773	32,398	97,154	86,998
Gross profit	192,728	170,793	545,750	476,088
Operating expenses:
Research and development	24,211	26,083	78,223	83,792
Selling, general and administrative	158,873	130,392	462,684	388,097
Total operating expenses	183,084	156,475	540,907	471,889
Operating income	9,644	14,318	4,843	4,199
Other (income) expense:
Interest and dividend income	(3,984)	(5,890)	(13,536)	(17,695)
Interest expense	11	—	15	—
Other expense (income), net	66	(118)	2,986	77
Total other income	(3,907)	(6,008)	(10,535)	(17,618)
Income before income taxes	13,551	20,326	15,378	21,817
Income taxes	3,619	1,829	6,046	3,532
Net income	9,932	18,497	9,332	18,285
Other comprehensive income:
Foreign currency translation (loss) gain	(59)	259	(168)	86
Unrealized gain on investments	302	1,556	271	814
Total comprehensive income	$10,175	$20,312	$9,435	$19,185
Net income per share:
Basic	$0.34	$0.62	$0.32	$0.61
Diluted	$0.34	$0.60	$0.31	$0.60
Weighted average shares outstanding:
Basic	29,332,376	29,879,621	29,512,495	29,741,720
Diluted	29,600,223	30,633,789	29,938,246	30,566,395

Inspire Medical Systems, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$112,845	$150,150
Investments, short-term	209,747	295,396
Accounts receivable, net of allowance for credit losses of $1,098 and $880, respectively	107,989	93,068
Inventories, net	141,777	80,118
Prepaid expenses and other current assets	14,131	12,074
Total current assets	586,489	630,806
Investments, long-term	88,353	70,995
Property and equipment, net	91,506	71,925
Operating lease right-of-use assets	24,070	23,314
Other non-current assets	17,298	11,343
Total assets	$807,716	$808,383
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$59,240	$38,687
Accrued expenses	51,603	49,814
Total current liabilities	110,843	88,501
Operating lease liabilities, non-current portion	30,302	30,039
Other non-current liabilities	111	148
Total liabilities	141,256	118,688
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, $0.001 par value per share; 200,000,000 shares authorized; 29,053,367 and 29,740,176 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	29	30
Additional paid-in capital	948,374	981,043
Accumulated other comprehensive income	639	536
Accumulated deficit	(282,582)	(291,914)
Total stockholders' equity	666,460	689,695
Total liabilities and stockholders' equity	$807,716	$808,383

Inspire Medical Systems, Inc.
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands, except share and per share amounts)

Reconciliation of GAAP Net Income and Income per Share to Non-GAAP Adjusted Net Income and
Adjusted Net Income per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$9,932	$18,497	$9,332	$18,285
Stock-based compensation expense (1)	—	—	11,155	—
Legal fees (2)	1,289	—	3,025	—
Other (3)	—	—	4,046	—
Adjusted net income	$11,221	$18,497	$27,558	$18,285

Net income per share:
Basic	$0.34	$0.62	$0.32	$0.61
Diluted	$0.34	$0.60	$0.31	$0.60
Adjusted net income per share:
Basic	$0.38	$0.62	$0.93	$0.61
Diluted	$0.38	$0.60	$0.92	$0.60
Weighted average shares outstanding:
Basic	29,332,376	29,879,621	29,512,495	29,741,720
Diluted	29,600,223	30,633,789	29,938,246	30,566,395
(1) Represents accelerated stock-based compensation expense for certain employees who are retirement eligible in accordance with the implementation of changes to the treatment of equity awards under the Inspire Medical Systems, Inc. 2018 Incentive Award Plan upon the holder's death, disability, or retirement.
(2) These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah. These costs do not reflect costs associated with our normal ongoing operations.
(3) Represents a non-cash impairment of a strategic investment, which does not reflect costs associated with our ongoing operations.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$9,932	$18,497	$9,332	$18,285
Interest and dividend income	(3,984)	(5,890)	(13,536)	(17,695)
Interest expense	11	—	15	—
Income taxes	3,619	1,829	6,046	3,532
Depreciation and amortization	3,677	1,850	10,135	4,072
EBITDA	13,255	16,286	11,992	8,194
Stock-based compensation expense (4)	29,468	28,223	102,247	86,867
Legal fees	1,289	—	3,025	—
Other	—	—	4,046	—
Adjusted EBITDA	$44,012	$44,509	$121,310	$95,061
(4) Total stock-based compensation expense.

Reconciliation of GAAP Net Income Margin and Non-GAAP Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income margin (5)	4%	9%	1%	3%
Interest and dividend income	(2)%	(3)%	(2)%	(3)%
Interest expense	—%	—%	—%	—%
Income taxes	2%	1%	1%	1%
Depreciation and amortization	2%	1%	2%	1%
Stock-based compensation expense (4)	13%	14%	16%	15%
Legal fees	1%	—%	—%	—%
Other	—%	—%	1%	—%
Adjusted EBITDA margin (6)	20%	22%	19%	17%

(4) Total stock-based compensation expense.
(5) Net income margin is calculated as net income divided by total revenue.
(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.